SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2011

FOCUS GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	00-52720	26-4205169
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

388 Spadina Road, Toronto, Ontario, M5P 2V9
(Address of principal executive offices)
(647) 348-4300
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Focus Gold Corporation

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 12, 2011, Focus Gold Corporation, a Nevada corporation (the "Company") entered into a Demand Promissory Note (the “Demand Note”) with a private investor as the lender with the principal amount of $200,000. The Demand Note is payable on demand by the lender after August 30, 2011 and accrues interest at the rate of 2% per month calculated and compounded monthly until maturity. A commitment, arrangement and placement fee of $59,000 is payable at maturity. The Demand Note has a provision that if the Demand Loan is not repaid upon demand within 3 days, the lender may elect to receive as full repayment for the loan in restricted common stock of the Company at the rate of five times the principal divided by the 10 day average closing price of the Company’s common stock prior to the date of demand.

On September 19, 2011 the Company issued a Promissory Note (the “Note”) to Leif Wimmer. (“L Wimmer”) in the amount of Seventy thousand US dollars ($70,000), to evidence funds lent by L. Wimmer to the Company on September 19, 2011.  The Note is due upon demand after November 19, 2011 and immediately, upon demand, where the Company is in default or non-compliance under the respective note or default or non-compliance with other parties customarily including but not limited to, insolvency, bankruptcy or judgments against the Company. The Note bears interest at the rate of 2% per month calculated and compounded monthly and have commitment arrangement and placement fees of $17,500 per month (less interest).

On September 14, 2011 the Company issued a Promissory Note (the “ Promissory Note “) to Per Wimmer. (“P. Wimmer”) in the amount of two hundred thousand US dollars ($200,000), to evidence fund’s lent by P.Wimmer to the Company on September 14, 2011.  The Promissory Note is due upon demand after November 14, 2011 ($200,000) and immediately, upon demand, where the Company is in default or non-compliance under the respective note or default or non-compliance with other parties customarily including but not limited to, insolvency, bankruptcy or judgments against the Company. The Promissory Note bears interest at the rate of 2% per month calculated and compounded monthly and have commitment arrangement and placement fees of $50,000 per month (less interest).

On October 21, 2011 the Company issued a 6% Redeemable Convertible Note (the “Note”) to GEL Properties LLC. (“GEL”) in the amount of one hundred thousand US dollars ($100,000), to evidence funds lent by GEL to the Company on   The 6% Note is due and payable October 25, 2012 and accrues interest on the outstanding principal balance at the rate of 6% per annum. The 6% Note is convertible at any time after April 25, 2012, into shares of the Company's common stock at a conversion price that is equal to 70% of the lowest closing bid price of the Company’s common stock as reported on the National Quotations Bureau Pink Sheets on which the Company’s shares are traded, for any of the five trading days including the day upon which a Notice of Conversion is received by the Company. At any time, the Company has the option to redeem the 6% Note and pay to the note holder 150% of the unpaid principal amount of the 6% Note, in full. As part of the loan, the Company issued to the note holder 666,666 transferable warrants to purchase one common share per warrant at $0.15 per share for a period of three years.

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On February 17, 2012 Focus Gold Corporation, a Nevada corporation and through its subsidiary Focus Celtic Gold Corp. (the "FCGC") issued Convertible Debenture (the “Debenture”) to HJG Partnership. (“HJG” or the “lender”) in the amount of three hundred thousand Canadian dollars ($300,000), to evidence funds lent by HJG to the FCGC on February 17, 2012.  The Debenture earns compound interest accruing at annually at ten percent (10%) per annum and is due August 17, 2012. The Debenture is secured against the accounts of Celtic, including its accounts, chattel paper, books and records, equipment, instruments, intangibles, inventory, money, proceeds, securities and undertakings and is guaranteed by Celtic and its subsidiaries. The interest rate is 10% accrued daily, compound annually and paid at maturity date. HJG has the right to convert the principal amount outstanding into the common shares of Celtic at the conversion price which is the lower of $0.20 per common share or 25% below the RTO price. As part of the loan, the Company issued to the lender 1,000,000 common share purchase warrants with an exercise price per share equal to the lower of $0.30 (Canadian) and the RTO price for a period of two years and 333,333 common share purchase warrants with an exercise price per common share equal to $0.45 (Canadian) for a period of two years.

On February 27, 2012 the Company and its subsidiaries entered into a Share Exchange Agreement (the “Agreement”) with PACIFIC ORIENT CAPITAL INC.. (“PACIFIC”) whereby Focus Celtic Gold Corporation a subsidiary of Focus Gold Corp. and Pacific exchange their share, all as provided for herein, pursuant to which PACIFIC will own all of the Focus Celtic Gold Corporation and Focus will in the aggregate own approximately 84.1% of the aggregate number of Pacific's Shares. The closing is subject to several conditions including TSX-V approval and financing to be provided by PACIFIC.

On March 22, 2012 the "Company" issued a Convertible Promissory Note (the “JMJ Note”) to JMJ Financial. (“JMJ”) in the amount of two million one hundred thousand US dollars ($2,100,000) advanced over time, to evidence funds lent by JMJ to the Company on March 22, 2012.  In consideration for issuing of the JMJ Note and the 2,500,000 warrants, JMJ provided the initial funding of $275,000. The JMJ Note bears interest at 10%, matures three years from the date of issuance, is secured by 25% of the company’s investment property and ownership or other equity interests the Company holds in FCGC, its wholly owned subsidiary, and is convertible into shares of the Company’s common stock, at JMJ’s option, at a conversion price, equal to 80% of the average of the three lowest trade prices for the Company’s common stock during the 20 trading days prior to the conversion. The JMJ Note was issued with a 10% original issue discount. JMJ has agreed to restrict their ability to convert the JMJ Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock. No interest or principal payments are required until the maturity date. The JMJ Note may be prepaid at any time prior to Maturity Date at 150%.

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On March 29, 2012 the Company reached a settlement agreement on its Demand Note (described above) to settle the amount owing at $400,000. The Demand Note was further amended to remove any provisions that allowed for payment of the loan through penalty shares which was replaced with a convertible feature. Under the amendments the Note now bears interest, at the election of the holder at 1%, per month compounded monthly, matures October 1, 2012, and is convertible at any time into shares of the Company’s common stock, at the Holder’s option, at a conversion price, equal to 80% of the average of the three lowest trade prices for the Company’s common stock during the 20 trading days prior to the conversion. Mr. Castullo also assigned his debt to JMJ Financial on March 29, 2012. The Holder has agreed to restrict their ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock. No interest or principal payments are required until the maturity date. Principal and interest may be prepaid prior to Maturity Date.

On June 14, 2012 the Company entered into a Promissory Note Amending Agreement with Per Wimmer whereby he has agreed to extend the $200,000 promissory note to September 19, 2012, settle outstanding Commitment, Arrangement and Placement fees of $410,982 in exchange for 3,000,000 shares of the Company’s common stock, and eliminate any future Commitment, Arrangement and Placement fees under these promissory notes.

On June 19, 2012 the Company entered into Promissory Note Amending Agreement with Leif Wimmer whereby he has agreed to extend the $70,000 promissory note to September 19, settle outstanding Commitment, Arrangement and Placement fees of $143,844 in exchange for 1,000,000 shares of the Company’s common stock, and eliminate any future Commitment, Arrangement and Placement fees under these promissory notes.

The above description of the notes and agreements is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Note and Agreements, this reference is made to the Notes and Agreements, which is filed hereto as Exhibits 10.1- 10.22 and is incorporated herein by this reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Items 1.01- 10.22 of this Current Report on Form 8-K is incorporated herein by this reference.

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ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Promissory Note to Pedro Pena Castullo
10.2	Promissory Note to Leif Wimmer
10.3	Promissory Note Per Wimmer
10.4	Convertible Debenture to GEL Properties LLC
10.5	Warrant GEL Properties LLC
10.6	Convertible Debenture to HJG Partnership
10.7	General Security Agreement Focus Celtic
10.8	General Security Agreement Metallum Exploration
10.9	Guarantee Metallum Exploration
10.10	Warrant HJG Partnership
10.11	Warrant HJG Partnership
10.12	Share Exchange Agreement with PACIFIC ORIENT CAPITAL INC.
10.13	Convertible Promissory Note to JMJ Financial
10.14	Letter Agreement JMJ Financial
10.15	Share Purchase Agreement JMJ Financial
10.16	Share Purchase Agreement JMJ Financial
10.17	Default Agreement JMJ Financial
10.18	Representations and Warranties Agreement JMJ Financial
10.19	Warrant JMJ Financial
10.20	Assignment Agreement Pedro Castullo/ JMJ Financial.
10.21	Amended Promissory Note to Leif Wimmer
10.22	Amended Promissory Note to Per Wimmer

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   July 31, 2012

Focus Gold Corp.

By:   //s/Grant White

Name: Grant White

Title:   President and Chief Executive Officer

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